UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Dover Corporation (the “Company” or “Dover”) will present at the Electrical Products Group Conference on May 19, 2015 at 1:15 p.m. Eastern time. A copy of the slide presentation to be used by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K. A link to the live audio webcast of the Company’s presentation and related materials will be available on the Company’s website (www.dovercorporation.com) and a replay of the webcast will be available on the website for approximately 90 days.

Exhibit 99.1 contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The forward-looking statements in these materials include any statements that are not historical facts. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations. Such risk factors include, but are not limited to, market and economic conditions and changes in corporate policy. Dover refers you to the documents the Company files from time to time with the Securities and Exchange Commission, such as Dover’s periodic reports on Form 10-K and Form 10-Q and current reports on Form 8-K, for a discussion of these and other risks and uncertainties that could cause actual results to differ materially from Dover’s current expectations and from the forward-looking statements contained in these presentation materials. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed by Dover under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

99.1 Dover Corporation's Presentation May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2015	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Dover Corporation's Presentation May 19, 2015